EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports Record 4th Quarter Net Income

GREENSBORO, N.C., Feb. 2, 2012 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported fourth quarter and year end 2011 results with highlights as follows:

Fourth Quarter and Year End 2011 Financial Highlights

  Net income for the fourth quarter of 2011 was a record $1,031,000, an increase of 51.8% from net income of $679,000 reported in the fourth quarter of 2010. Net income (loss) was $2,397,000 and $(2,394,000) for the years ended December 31, 2011 and 2010, respectively.
  Diluted net income per common share increased 83% to $0.22 in the fourth quarter of 2011 from $0.12 in the fourth quarter of 2010. Diluted net income (loss) per common share was $0.36 and $(1.04) for the years ended December 31, 2011 and 2010, respectively.
  Net income available to common shareholders was $729,000 in the fourth quarter of 2011 compared to $392,000 in the fourth quarter of 2010.
  The net interest margin, computed on a fully taxable basis, increased to 4.14% in the fourth quarter of 2011 compared to 3.80% in the fourth quarter of 2010. The net interest margin increased to 3.92% in all of 2011 from 3.63% in 2010.
  Carolina Bank, the subsidiary of Carolina Bank Holdings, Inc., continued to maintain 'Well Capitalized' status, the highest regulatory capital measure. Capital ratios at December 31, 2011 for Carolina Bank improved to 8.02% for Tier 1 leverage, 9.60% for Tier 1 risk-based, and 12.50% for total risk-based.
  Non-interest-bearing demand deposits grew 32.7% in 2011 after growing 11.0% in 2010.
  Net loan charge-offs declined 42.3% to $7,416,000, or 1.49% of average loans, in 2011 from $12,855,000, or 2.43% of average loans, in 2010.

Robert T. Braswell, President and CEO of Carolina Bank Holdings, Inc., commented, "We continued our goal of building shareholder value during 2011 by increasing our margins, improving asset quality, building net income, and strengthening relationships with our customers. Our net interest margins of 4.14% in the fourth quarter and 3.92% for all of 2011 were the highest in eleven years. We continued to grow our core deposits with non-interest-bearing demand deposits increasing 32.7% in 2011 after growing 11.0% in 2010 as businesses enjoyed our outstanding customer service. Additionally, our mortgage division experienced strong originations and good profitability during the fourth quarter and all of 2011, enhancing our non-interest income."

Non-performing loans to total loans held for investment decreased to 4.79% at December 31, 2011 from 5.39% at December 31, 2010. Non-performing assets to total assets decreased to 4.46% at December 31, 2011 from 5.55% at December 31, 2010. Net loan charge-offs declined to $7.4 million in 2011 from $12.9 million in 2010. Braswell commented, "We made steady progress in bringing down the elevated level of non-performing assets in 2011 and will continue that focus in the coming years. We are also pleased that loan charge-offs declined substantially in 2011 to more manageable levels. Our continued focus and efforts to develop a stronger credit culture are progressing well and should improve future results for our shareholders. We were also able to improve our capital ratios in 2011 through the retention of earnings and managed growth."

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem and a mortgage loan production office in Burlington. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
	December 31,
	2011	2010*
	(unaudited)
	(in thousands except share and per share data)
Assets
Cash and due from banks	$ 5,664	$ 5,116
Interest-bearing deposits with banks	7,647	17,710
Securities available-for-sale, at fair value	42,208	42,785
Securities held-to-maturity	392	563
Loans held for sale	91,955	53,961
Loans	487,031	514,029
Less allowance for loan losses	(11,793)	(12,359)
Net loans	475,238	501,670
Premises and equipment, net	17,442	18,622
Other real estate owned	6,728	9,848
Bank-owned life insurance	10,385	10,003
Other assets	15,666	16,423
Total assets	$ 673,325	$ 676,701

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$ 57,812	$ 43,564
NOW, money market and savings	324,449	303,203
Time	214,803	257,800
Total deposits	597,064	604,567

Advances from the Federal Home Loan Bank	3,075	3,165
Securities sold under agreements to repurchase	1,536	432
Subordinated debentures	19,489	19,414
Other liabilities and accrued expenses	5,603	4,841
Total liabilities	626,767	632,419

Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares;issued and outstanding 16,000 shares in 2011 and 2010	15,177	14,811
Common stock, $1 par value; authorized 20,000,000 shares; issued and outstanding 3,387,045 in 2011 and 2010	3,387	3,387
Common stock warrants	1,841	1,841
Additional paid-in capital	15,870	15,834
Retained earnings	9,132	7,910
Stock in directors' rabbi trust	(875)	(718)
Directors' deferred fees obligation	875	718
Accumulated other comprehensive income	1,151	499
Total stockholders' equity	46,558	44,282
Total liabilities and stockholders' equity	$ 673,325	$ 676,701

* Derived from audited consolidated financial statements.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Operations (unaudited)
	Three Months		Years Ended
	Ended December 31,		December 31,
	2011	2010	2011	2010
	(in thousands, except per share data)
Interest income
Loans	$ 7,541	$ 7,759	$ 28,743	$ 30,549
Investment securities, taxable	325	362	1,419	1,637
Investment securities, non taxable	118	156	551	650
Interest from deposits in banks	7	18	77	78
Total interest income	7,991	8,295	30,790	32,914

Interest expense
NOW, money market, savings	598	732	2,526	3,505
Time deposits	757	1,203	3,411	5,223
Other borrowed funds	194	190	758	845
Total interest expense	1,549	2,125	6,695	9,573

Net interest income	6,442	6,170	24,095	23,341
Provision for loan losses	1,700	1,825	6,850	15,133
Net interest income after provision for loan losses	4,742	4,345	17,245	8,208
Non-interest income
Service charges	199	228	986	910
Mortgage banking income	3,260	4,492	9,928	11,686
Gain on sale of investment securities	--	--	239	535
Gain (loss) on the sale of other real estate owned	(152)	(34)	(316)	(273)
Other	119	24	503	517
Total non-interest income	3,426	4,710	11,340	13,375

Non-interest expense
Salaries and benefits	3,522	3,595	13,129	12,232
Occupancy and equipment	696	629	2,519	2,490
Professional fees	226	479	929	1,418
Outside data processing	166	231	793	948
FDIC insurance	209	328	1,026	1,109
Advertising and promotion	321	155	731	699
Stationery, printing and supplies	172	158	614	557
Impairment of other real estate owned	443	1,438	2,442	3,350
Other real estate owned expense	223	361	1,106	1,027
Other	799	816	2,342	2,231
Total non-interest expense	6,777	8,190	25,631	26,061

Income (loss) before income taxes	1,391	865	2,954	(4,478)
Income tax expense (benefit)	360	186	557	(2,084)
Net income (loss)	1,031	679	2,397	(2,394)
Dividends and accretion on preferred stock	302	287	1,174	1,142
Net income (loss) available (allocable) to common stockholders	$ 729	$ 392	$ 1,223	$ (3,536)
Net income (loss) per common share
Basic	$ 0.22	$ 0.12	$ 0.36	$ (1.04)
Diluted	$ 0.22	$ 0.12	$ 0.36	$ (1.04)

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Fourth Quarter 2011
(unaudited)
	Quarterly					Years Ended
	4th Qtr	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.
($ in thousands except for share data)	2011	2011	2011	2011	2010	2011	2010

EARNINGS
Net interest income	$ 6,442	5,991	5,744	5,918	6,170	24,095	23,341
Provision for loan loss	$ 1,700	1,800	1,650	1,700	1,825	6,850	15,133
NonInterest income	$ 3,426	3,184	2,620	2,110	4,710	11,340	13,375
NonInterest expense	$ 6,777	6,362	7,022	5,470	8,190	25,631	26,061
Net income (loss)	$ 1,031	812	(58)	612	679	2,397	(2,394)
Net income (loss) available to common stockholders	$ 729	520	(350)	324	392	1,223	(3,536)
Basic earnings (loss) per share	$ 0.22	0.15	(0.10)	0.10	0.12	0.36	(1.04)
Diluted earnings (loss) per share	$ 0.22	0.15	(0.10)	0.10	0.12	0.36	(1.04)
Average shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045
Average diluted shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045

PERFORMANCE RATIOS
Return on average assets *	0.43%	0.31%	-0.21%	0.20%	0.22%	0.18%	-0.51%
Return on average common equity *	9.31%	6.80%	-4.65%	4.41%	5.24%	4.03%	-11.08%
Net interest margin (fully-tax equivalent) *	4.14%	3.89%	3.76%	3.88%	3.80%	3.92%	3.63%
Efficiency ratio	68.28%	68.89%	83.24%	67.47%	74.73%	71.79%	70.38%
# full-time equivalent employees - period end	174	167	168	163	155	174	155

CAPITAL
Equity to ending assets	6.91%	6.90%	6.81%	6.76%	6.54%	6.91%	6.54%
Common tangible equity to assets	4.66%	4.64%	4.54%	4.52%	4.36%	4.66%	4.36%
Tier 1 leverage capital ratio - Bank	8.02%	8.15%	8.00%	7.91%	7.59%	8.02%	7.59%
Tier 1 risk-based capital ratio - Bank	9.60%	9.64%	9.63%	9.38%	9.00%	9.60%	9.00%
Total risk-based capital ratio - Bank	12.50%	12.53%	12.54%	12.24%	11.82%	12.50%	11.82%
Book value per common share	$ 9.26	9.03	8.86	8.86	8.70	9.26	8.70

ASSET QUALITY
Net charge-offs (recoveries)	$ 1,956	3,190	625	1,645	1,096	7,416	12,855
Net charge-offs to average loans *	1.60%	2.58%	0.50%	1.29%	0.84%	1.49%	2.43%
Allowance for loan losses	$ 11,793	12,049	13,439	12,414	12,359	11,793	12,359
Allowance for loan losses to loans held invst.	2.42%	2.46%	2.68%	2.47%	2.40%	2.42%	2.40%
Nonperforming loans	$ 23,315	24,429	29,827	28,651	27,713	23,315	27,713
Performing restructured loans	$ 18,502	18,167	17,138	11,910	4,791	18,502	4,791
Other real estate owned	$ 6,728	8,972	11,513	11,177	9,848	6,728	9,848
Nonperforming loans to loans held for investment	4.79%	4.99%	5.95%	5.71%	5.39%	4.79%	5.39%
Nonperforming assets to total assets	4.46%	5.06%	6.26%	6.00%	5.55%	4.46%	5.55%

END OF PERIOD BALANCES
Total assets	$ 673,325	661,784	660,272	664,130	676,701	673,325	676,701
Total loans held for investment	$ 487,031	489,782	501,144	501,977	514,029	487,031	514,029
Total deposits	$ 597,064	585,184	581,832	589,395	604,567	597,064	604,567
Stockholders' equity	$ 46,558	45,696	44,991	44,903	44,282	46,558	44,282

AVERAGE BALANCES
Total assets	$ 670,436	664,373	666,538	673,663	693,279	668,753	695,847
Total earning assets	$ 623,176	617,852	619,704	626,822	653,276	621,889	650,926
Total loans held for investment	$ 489,915	494,669	500,095	510,051	521,462	498,683	529,415
Total interest-bearing deposits	$ 537,287	534,140	542,800	555,381	574,181	542,402	578,815
Common stockholders' equity	$ 31,052	30,328	30,171	29,795	29,702	30,337	31,924

* annualized for all periods presented
return on average assets and on average common equity are computed using net income (loss) available to common stockholders
CONTACT:  Carolina Bank Holdings, Inc.
          T. Allen Liles, EVP and CFO
          Telephone: 336-286-8746
          Email: a.liles@carolinabank.com